Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-152979 on Form F-3 of our reports dated April 3, 2009, relating to the consolidated financial statements of Paragon Shipping Inc. and subsidiaries, and the effectiveness of Paragon Shipping Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2008.

/s/ Deloitte.Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece

May 19, 2009